Exhibit 99

Filed by 1ST Constitution Bancorp

Pursuant to Rule 425 under the Securities Act of 1933

And deemed filed pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject company: Shore Community Bank

Registration No. 333-233268

FOR IMMEDIATE RELEASE

Contact:	Robert F. Mangano

President and Chief Executive Officer

1ST Constitution Bancorp

(609) 655-4500

1ST CONSTITUTION BANCORP RECEIVES REGULATORY APPROVAL FROM THE NEW JERSEY DEPARTMENT OF BANKING AND INSURANCE OF THE AGREEMENT AND PLAN OF MERGER WITH SHORE COMMUNITY BANK

CRANBURY, N.J. – September 27, 2019 – 1ST Constitution Bancorp (Nasdaq: FCCY) (“1ST Constitution”), parent company of 1ST Constitution Bank, announced that it has received approval from the New Jersey Department of Banking and Insurance of the Agreement and Plan of Merger, dated June 23, 2019, providing for the merger of Shore Community Bank (OTC PINK: SHRC) (“Shore”) with and into 1ST Constitution Bank. The merger is subject to a number of conditions, including the approval by the Shore shareholders at a special meeting of shareholders scheduled to be held on October 18, 2019. The closing of the transaction is anticipated to occur in November 2019.

About 1ST Constitution Bancorp

1ST Constitution Bancorp, through its primary subsidiary, 1ST Constitution Bank, has approximately $1.3 billion of assets and operates 21 branch banking offices in Asbury Park, Cranbury (2), Fair Haven, Fort Lee, Freehold, Hamilton, Hightstown, Hillsborough, Hopewell, Jamesburg, Lawrenceville, Little Silver, Long Branch, Neptune City, Perth Amboy, Plainsboro, Princeton, Rocky Hill, Rumson and Shrewsbury New Jersey.

1ST Constitution Bancorp is traded on the NASDAQ Stock Market LLC (NASDAQ Global Select Market) under the trading symbol “FCCY” and information about 1ST Constitution Bancorp can be accessed through the Internet at www.1STCONSTITUTION.com.

About Shore Community Bank

Shore Community Bank is a state-chartered commercial bank headquartered in Toms River, New Jersey. Shore Community Bank opened for business in 1997 and operates 5 branch banking offices in Toms River (3), Jackson and Manahawkin, New Jersey. Shore Community Bank provides traditional commercial and retail banking services to small businesses and consumers.

No Offer or Solicitation

On June 23, 2019, 1ST Constitution Bancorp (the “Company”) and its wholly-owned subsidiary, 1ST Constitution Bank (the “Bank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Shore, providing for the merger of Shore with and into the Bank, with the Bank as the surviving entity (the “Merger”). The material terms of the Merger Agreement and the Merger were disclosed on a Current Report on Form 8-K filed with the SEC on June 25, 2019.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the Merger, the Company filed a registration statement on Form S-4 with the SEC. The Company’s registration statement, as amended, was declared effective by the SEC on August 26, 2019. The Company may file other documents with the SEC regarding the Merger. A definitive proxy statement-prospectus was first mailed to Shore shareholders on or about August 30, 2019. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT-PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the registration statement, including the proxy statement-prospectus, and other documents containing information about the Company at the SEC’s website at www.sec.gov. Copies of these documents may also be obtained from the Company by directing a request to Robert F. Mangano, President and Chief Executive Officer, 1ST Constitution Bancorp, at 2650 Route 130 North, P.O. Box 634, Cranbury, New Jersey 08512, telephone (609) 655-4500.

Certain Information Regarding Participants

This communication is not a solicitation of a proxy from any security holder of Shore. However, the Company, Shore, their respective directors and executive officers, and other persons, may be deemed to be participants in the solicitation of proxies from Shore shareholders in respect of the Merger. Information regarding the directors and executive officers of the Company may be found in its definitive proxy statement relating to its 2019 Annual Meeting of Shareholders, which was filed with the SEC on April 19, 2019 and can be obtained free of charge from the SEC’s website at www.sec.gov or from the Company by directing a request to Robert F. Mangano, President and Chief Executive Officer, 1ST Constitution Bancorp, at 2650 Route 130 North, P.O. Box 634, Cranbury, New Jersey 08512, telephone (609) 655-4500. Information regarding the directors and executive officers of Shore may be found in its proxy statement relating to its 2019 Annual Meeting of Shareholders, which can be obtained free of charge from Robert T. English, President and Chief Executive Officer, Shore Community Bank, 1012 Hooper Avenue, Toms River, New Jersey 08753, telephone (732) 240-5800. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement-prospectus and other relevant materials filed with the SEC.

Cautionary Language Concerning Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to those regarding the proposed Merger. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ from those contemplated by such forward-looking statements include, but are not limited to, the following: failure to obtain Shore shareholder approval for the Merger or to satisfy other conditions to the Merger on the proposed terms and within the proposed timeframe including, without limitation, delays in closing the Merger; the inability to realize expected cost savings and synergies from the Merger in amounts or in the timeframe anticipated; changes in the estimates of non-recurring charges; the diversion of management’s time on issues relating to the Merger; costs or difficulties relating to Shore integration matters might be greater than expected; changes in the stock price of the Company from the date of the Merger announcement to the closing date; material adverse changes in the Company’s or Shore’s operations or earnings; the inability to retain customers and qualified employees of Shore; higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations and case law; and weakness or a decline in the U.S. economy, in particular in New Jersey and the New York Metropolitan area, as well as an unexpected decline in commercial real estate values within our market areas, as well as the risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. The Company assumes no obligation for updating any such forward-looking statement at any time.

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